                               JOHNSON MATTHEY

                                  CHEMICALS
                        MATERIALS TECHNOLOGY DIVISION

              Orchard Road Royston Hertfordshire SG8 5HE England
     Telephone (0763) 253000 Telex 817351 JMC HQ G Telefax (0763) 253390

Contract No:   1080-94                                            10th  May 1994

This agreement is made between:

        Johnson Matthey PLC
        Materials Technology Division
        Orchard Road
        Royston
        Herts SG8 5HE

        (Hereinafter referred to as the 'Refiner')

and     Teberebie Goldfields Limited
        PO Box 6
        Tarkwa, Wassa
        Ghana

        (Hereinafter referred to as the 'Supplier')

1.  MATERIAL AND QUALITY
    --------------------

    Dore bullion in the form of ingots having the following typical analysis:

         Gold   ..................... 90%
         Silver .....................  2%
         Copper ..................... Balance

2.  QUANTITY
    --------

    Approximately 125,000 ozs of fine gold per annum contained in dore as described above.

3.  PACKING
    -------

    The ingots shall be packed in boxes suitable for air transport, securely strapped and sealed.

4.  DELIVERY
    --------

    a) Subject to all the provisions of Section 6, the Supplier is responsible for ensuring that each shipment is delivered FOB and stowed onto the International aircraft at Kotoka Airport, Accra using the agreed security procedures.

    b) The Refiner or the Supplier will arrange freight from Accra International Airport to London Airport via KLM Airlines or British Airways. Prior to dispatch of the ingot shipment from Ghana, the Suppliers will advise the Refiners of the following, by telex:

        i)   Total gross weight of shipment
        ii)  Number of packages or boxes
        iii) Total nett weight of ingots
        iv) Estimated fine gold and silver contents in troy ounces and estimated value.
        v)   Date of arrival at Accra International airport.

    c) The Suppliers shall ensure that a Pro~Forma invoice accompanies the shipment detailing the following:

        i)   Total gross weight of shipment
        ii)  Estimated value
        iii) Description of goods (gold dore for refining)
        iv)  Nett weight of ingots

    d) On arrival of material at London Airport, Refiner will arrange for customs clearance and transportation to the Refinery using Refiner's own security vehicles or security vehicles of Brinks Mat.

    e) Refiner shall notify the Supplier by telex of the receipt of each consignment at the Refinery.

5.  INSURANCE
    ---------

    Refiner will insure the material at 110% of Supplier's estimated valuation of each shipment from the time the material is loaded onto the Supplier's armoured vehicle (or aircraft if the shipment is being delivered by air to Kotoka Airport) and the doors closed, at the mine site.
    Refiners will charge Suppliers for insurance at 0.1% of the insured amount of each shipment.

    Charge to be based on London gold spot fixing (pm) in USD and London Spot fixing silver on the day of despatch from the mine site, or next market day if the day of despatch is a non market day.

    In case of loss, any proceeds received from the Insurance referred to in this Section 5 shall be used to reimburse the Supplier for the value of the insured shipment.

6.  RISK OF LOSS
    ------------

    Risk of loss in the material shall remain with Supplier at all times until the material is loaded onto Supplier's armoured vehicle (or aircraft if the shipment is being delivered by air to Kotoka Airport, Accra) and the doors closed, at the mine site (in accordance with the agreed security procedures, see appendix 1) whereupon the risk of loss shall pass to and remain with Refiner.

7.  METAL RECOVERY
    --------------

    Gold Assay                             Metal recovery
    ----------                             --------------

    Greater than 75%                           99.9%

    Silver Assay
    ------------

    All levels                                 99.0%


8.  METAL AVAILABILITY
    ------------------

    The metal availability date for gold and silver will be the 15th working day following receipt of each consignment at the Refinery.

9.  TRANSFER OF GOLD AND SILVER
    ---------------------------

    The Refiner shall deliver, sell, convey or otherwise transfer the gold and silver in accordance with specific written instructions from the Supplier delivered to the Refiner from time to time. Deliveries or transfers shall be effected loco London.

10. PRICE BASIS

    Gold    -  The London Gold Market pm fixing in US Dollars, unless otherwise instructed, in writing by Supplier.

    Silver  -  The London Silver Market spot fixing in US Dollars.

11. PRICING PERIOD
    --------------

    Supplier elects to price up to 95% (ninety five percent) of the estimated content of each shipment on the market day following shipment of the material from Ghana. The date of shipment from Ghana is as acknowledged by telex advice discussed in Section 4-b.

    Any balances (gold and silver) will be priced on a fixing immediately following completion of analysis by the Refiner.

12. PAYMENT
    -------

    Payment for the pricings in Clause 11 above will be made in US Dollars by Refiner to Supplier, less Refiners charges, two market days following receipt of the material at the Refiner's refinery.

    Any balance pricings will be effected at the same time as the 95% priced quantities.

    An example of clauses 11 and 12 in practice are:-

    Shipping Telex     Pricing       Arrival     Payment
    --------------     -------       -------     -------
    Advice             Date          Refiner *   Date
    ------             ----          ---------   ----

    Monday             Tuesday       Wednesday   Friday

    Tuesday            Wednesday     Thursday    Monday

    Wednesday          Thursday      Friday      Tuesday

    Thursday           Friday        Monday      Wednesday

    Friday             Monday        Tuesday     Thursday

    *    Subject to airline time arrival and customs inspection.

    In the event that either the pricing day or payment day is a holiday, the next market day will become the effective date for the appropriate action.

13. CHARGES
    -------

    (a) Treatment:

        USD 0.75 per troy ounce of material received.  (Minimum charge
        USD 500.00).

    (b) Freight:

        (i)  British Airways:

                0-100 Kgs =     US$6.75 per kilo inc packing
              100-300 Kgs =     US$5.75"     "      "    "
                  300 Kgs plus  US$4.50"     "      "    "

        (ii) KLM, Royal Dutch Airlines:

                0-100 Kgs =     US$7. 00 per kilo inc packing
              100-300 Kgs =     US$6.00  "     "    "    "
                  300 Kgs plus  US$4.75  "     "    "    "

    (c) Customs Clearance:

        USD  70.00 per shipment cleared.

14. WEIGHING &  SAMPLING
    --------------------

    See attached appendix.

15. TERM
    ----

    The term of this agreement shall commence on the 5th September 1994 and shall continue for a period of two (2) years.

    However, after the first twelve months of the Agreement, the Refiner will advise the Supplier of any change in the Freight rates (as described in Section 13 (b)) for the final twelve months of the Agreement.

    The Supplier, at his option, is not obliged to accept the new freight rate, and, as such, is free to terminate the contract with no penalty.

16. INDEMNIFICATION
    ---------------

    The Supplier shall indemnify Refiner or any third party to whom the Refiner sub-contracts the work covered by this Agreement against all action, proceedings, losses, claims, costs, damages and expenses whatsoever in respect of loss of life, personal injury or damage to property arising directly or indirectly out of or in connection with the execution of any work covered by the Agreement resulting from any defects or health hazards in the material or from any instructions or false or misleading information given or supplied by the Supplier in connection with the Agreement unless such loss of life, personal injury or damage to property is attributable to the Refiner or to those in the Refiner's employ or to any third party to whom the Refiner sub-contracts the work covered by this Agreement, and the Supplier shall hereby appoint the Refiner its agent for the purpose of granting the same indemnity by the Supplier to any third party to whom the Refiner sub- contracts the work covered by this Agreement. The Supplier shall further indemnify the refiner as aforesaid in the event of the Supplier's warranty under condition 3 of the Refiner's Standard Refining Conditions being untrue in any respect. The Refiner undertakes to carry out its duties and responsibilities to the highest standard.

17. FORCE MAJEURE
    -------------

    a) In the event of any strike, act of God, lockout, shortage of fuel, significant decrease in gold prices that the Supplier in its sole discretion, determines causes the Agreement to be economically inviable, combination of workers, interference of trade unions, act of government or government appointed agents, suspensions of labour, fire or accident, war, civil strike and insurrection, or any cause whatsoever beyond the control of the Supplier or the Refiner preventing or hindering them from meeting their obligations under this Agreement, performance under this Agreement shall be suspended during such time, provided that the party affected shall have given written notice of any such disability to the other party; and provided further that the time of such suspension shall be added to the term of the Agreement.

    b) If the duration of the disability should exceed a period of 120 days and the parties, negotiating in good faith, cannot within a reasonable period thereafter agree on a new programme for the performance of the contract, either party shall be entitled to cancel the contract by giving notice to the other to that effect.

18. PROPER LAW AND ARBITRATION
    --------------------------

    If any dispute, difference or question (other than a dispute, difference or question subject to final settlement pursuant to the express provisions of appendix 2 to this Agreement) that shall arise at any time after the date of this Agreement between the parties in respect of or in connection with this Agreement is not resolved pursuant to a good faith effort by both parties to settle such dispute, difference or question, then the dispute, difference or question shall be finally settled in Zurich, Switzerland, in the English Language under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such into any court having jurisdiction or application may be made to such court for judicata acceptance of the award and an order of enforcement, as the case may be. The validity and performance of this Agreement shall be governed by and construed in accordance with the Laws of England.

19. NOTICES
    -------

    All notices required or permitted under this Agreement shall be in writing and shall be addressed by with mail, telex, or fax to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 19.

20. ENTIRE AGREEMENT
    ----------------

    This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

21. AMENDMENT
    ---------

    This Agreement may be amended or modified only by a written instrument executed by both the Supplier and the Refiner.

22. SUCCESSORS AND ASSIGNS
    ----------------------

    This Agreement shall be binding upon, and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Supplier may be merged or which may succeed to its assets or business. The Supplier may assign this Agreement, and its rights and obligation hereunder. The Refiner may not assign its obligations under this Agreement without the prior written consent of the Supplier. Any assignment in contravention of this Section 22 shall be void.

For:    Johnson Matthey PLC
        Materials Technology Division - Chemicals


Signed       /s/ Mark Bedford                  Dated  November 5, 1994
        --------------------------------------       ------------------
                M Bedford
                Sales & Marketing Director


For:    Johnson Matthey PLC
        Materials Technology Division - Chemicals


Signed       /s/ G A Angwin                    Dated  May 11, 1994
        --------------------------------------       ------------------
                G A Angwin
                Sales Executive Bullion



For:    Teberebie Goldfields Ltd


Signed       /s/ L.  Girard                    Dated  July 19, 1994
        --------------------------------------       ------------------
                L.  Girard
                Managing Director